                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by Registrant [X]
Filed by a Party Other than the Registrant [_]

Check the appropriate box:
     [_]  Preliminary Proxy Statement        [_] Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))



     [X]  Definitive Proxy Statement
     [_]  Definitive Additional Materials
     [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Astea International Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required.
     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.
       (1)     Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


       (2)     Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


       (4)     Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


       (5)     Total fee paid:

     -------------------------------------------------------------------------

       [_]  Fee paid previously with preliminary materials.

      -------------------------------------------------------------------------

       [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)     Amount previously paid:

     -------------------------------------------------------------------------

       (2)     Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------

       (3)     Filing Party:

     -------------------------------------------------------------------------

       (4)     Date Filed:

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

                           Astea International Inc.
                           455 Business Center Drive
                          Horsham, Pennsylvania 19044

                     ____________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 24, 2000

To the Stockholders of Astea International Inc.:

     The Annual Meeting of Stockholders of Astea International Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 24, 2000 at 10:00 a.m., local time, at the Company's headquarters at 455 Business Center Drive, Horsham, Pennsylvania 19044, for the following purposes:

     1. To elect four (4) Directors to serve until the next Annual Meeting of Stockholders.

     2. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 30, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.



                                  By Order of the Board of Directors



                                  Zack B. Bergreen
                                  President and Chief Executive Officer

Horsham, Pennsylvania
July 24, 2000


  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           Astea International Inc.
                           455 Business Center Drive
                          Horsham, Pennsylvania 19044

                    ______________________________________

                                PROXY STATEMENT


                                 July 24, 2000

     Proxies in the form enclosed with this proxy statement, which were first mailed to shareholders on or about July 24, 2000, are being solicited by the Board of Directors of Astea International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 24, 2000, at 10:00 a.m., local time, at the Company's headquarters at 455 Business Center Drive, Horsham, Pennsylvania 19044, or at any adjournments thereof (the "Annual Meeting").

     Only stockholders of record at the close of business on June 30, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of that date, 14,818,340 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner, and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is nonroutine.

     In the election of Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Because abstentions with respect to any matter are included in the number of shares present or represented and entitled to vote for purposes of determining whether that matter has been approved by the stockholders , abstentions have the same effect as votes against each proposal other than the election of directors.. Broker "non-votes" are not counted or deemed present or represented for purposes of determining whether stockholder approval on a matter has been obtained.

     The persons named as attorneys in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR those proposals if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting other than as set forth in this proxy statement. If any other matter should be presented at the Annual Meeting (or any adjournments thereof) upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies, to the extent permitted by applicable law.

     An Annual Report to Stockholders, also referred to as Form 10-K, (as amended, Form 10-K/A), containing financial statements for the fiscal year ended December 31, 1999, is being mailed together with this proxy statement to all stockholders entitled to vote.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Nominees

     In accordance with the Company's By-Laws, the Company's Board of Directors is currently fixed at four (4) members. Zack B. Bergreen, Barry M. Goldsmith, Adrian Peters and Isadore Sobkowski are the current Directors. Messrs. Goldsmith, Peters and Sobkowski are independent Directors. The terms of the current Directors will expire at the Annual Meeting. All Directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

     The Board of Directors has nominated and recommended Zack B. Bergreen, Barry M. Goldsmith, Adrian Peters and Isadore Sobkowski to be elected to hold office until the 2001 annual meeting of stockholders. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth the nominees to be elected at the Annual Meeting and the year each such nominee was first elected a Director; the positions currently held by the nominee with the Company, if applicable; and the year the nominee's term will expire:

          Nominee's Name  and Year Nominee               Position(s) with            Year Current Term
              First Became a Director                      The Company                  Will Expire
              -----------------------                      -----------                  -----------
          Zack B. Bergreen (1979)               Chairman of the Board, President,           2000
                                                Chief Executive Officer and
                                                Secretary

          Barry M. Goldsmith (1999)             Director                                    2000

          Adrian  Peters (2000)                 Director                                    2000

          Isadore Sobkowski (2000)              Director                                    2000

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the current Directors and Director nominees to be elected at the Annual Meeting and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

         Name                Age                                 Position
---------------------        ---          ----------------------------------------------------
Zack B. Bergreen              55          Chairman of the Board, President, Chief Executive Officer, Secretary

Barry M. Goldsmith(1)         56          Director

Adrian Peters                 51          Director

Isadore Sobkowski(1)          44          Director

Fredric Etskovitz             45          Chief Financial Officer and Treasurer

_________________

(1)  Member of Audit Committee.

     Mr. Bergreen founded the Company in November 1979. From November 1979 to January 1998, he served as President, Treasurer and Director of the Company and in April 1995 was elected Chief Executive Officer and Chairman of the Board of Directors. From January 1998 through August 1999 Mr. Bergreen served as Chairman of the Board and Chief Executive Officer. Mr. Bergreen has served as Chairman of the Board since August 1999, when Bruce Rusch was elected President and Chief Executive Officer. Following the resignation of Mr. Rusch on May 30, 2000, Mr. Bergreen resumed the positions of President and Chief Executive Officer, and on June 27, 2000, was elected as Secretary. Mr. Bergreen holds Bachelor of Science and Master of Science degrees in Electrical Engineering from the University of Maryland.

     Mr. Goldsmith joined the Company's Board of Directors in April 1999. He has been the Managing Director of Updata Capital, Inc. since 1986. He is also Manager of Fallen Angel Capital, LLC, which is the general partner of Fallen Angel Equity Fund, L.P., which currently beneficially owns more than 5% of the shares of Common Stock of the Company. Mr. Goldsmith additionally serves on the boards of directors of Compuware Corporation, Dendrite International, Inc. and several private companies. Mr. Goldsmith has a B.A. in business administration from Rutgers University.

     Mr. Peters joined the Company's Board of Directors in June 2000. He is the President of Boston Partners and also serves as President and Chief Executive Officer of Omtool Ltd. From August 1996 to January1997, he served as the President and Chief Executive Officer of Computron Software. From 1986 through 1995, he held various management postions for Siemens AG, including President and Chief Executive Officer of Siemens Nixdorf USA from 1992 through 1995, President and Chief Executive Officer of Siemens Nixdorf Southern Africa from 1990 through 1992, and President and General Manager of Siemens Data in South Africa from 1988 through 1990. Prior to that he worked at Arthur Anderson and IBM. Mr. Peters received Bachelor of Science as well as Engineering degrees from the University of Stellenbosch in South Africa.

     Mr. Sobkowski joined the Company's Board of Directors in June 2000. He currently serves as the President and Chief Executive Officer of PrimeCloud, Inc. From 1994 through 1998, he served as the President and Chief Executive Officer at Professional Help Desk, and upon its acquisition by Computer Associates, served from 1998 through 2000 as a Division Vice President at Computer Associates. From 1984 through 1994, he served as President and Chief Executive Officer of Knowledge Associates, Ltd. Mr. Sobkowski received a Bachelor of Science in Computer Science from City College of New York in 1978 and a Master of Science in Computer Science from City College of New York in 1982.

     Mr. Etskovitz joined the Company in June 2000 when he was elected Chief Financial Officer and Treasurer. He is a certified public accountant and shareholder of a local accounting firm. From 1986 through 1993, he worked with the Company as the engagement partner with its independent accounting firm. Mr. Etskovitz received his Bachelor of Science degree at the Pennsylvania State University in 1976 and his Masters of Business Administration Degree from the Wharton Graduate School at the University of Pennsylvania in 1980.

     Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or Directors of the Company.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors met twelve times in person or by telephone during the fiscal year ended December 31, 1999. During fiscal 1999, each of the Directors attended at least 75% of the meetings of the Board of Directors and of all committees on which he served. The Board of Directors established an Audit Committee in May 1995. The Audit Committee of the Board of Directors, of which Messrs. Goldsmith and Sobkowski are currently members, reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit Committee met twice during the fiscal year ended December 31, 1999. The Board of Directors currently performs the functions of a compensation committee and has no nominating committee.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date: (i) the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) the name of each Director; and (iii) the name of each current executive officer of the Company. The following table also sets forth as of the Record Date the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for Directors, nominees and executive officers as a group.

Name Of Beneficial Owner                       Amount of Ownership(1)      Percent of Class(2)
------------------------                       ---------------------       -------------------
Zack B. Bergreen(3)                                    6,791,516                   45.8%

Fallen Angel Equity Fund, L.P.(4)                      2,184,040                   14.7%
    960 Holmdel Road
    Holmdel, NJ 07733

Barry M. Goldsmith(5)                                  2,184,040                   14.7%

Adrian Peters                                                  0                      0

Isadore Sobkowski                                              0                      0

Fredric Etskovitz                                              0                      0

All directors and executive officers as                8,975,556                   60.5%
 a group (5 persons)(1)-(5)
 --------------------------

(1) Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by Directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("presently exercisable stock options").
(2) Applicable percentage of ownership as of the Record Date is based upon 14,818,340 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares. Presently exercisable stock options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 2,036,276 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 271,342 shares held by trusts with independent trustees, and 1,200,000 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner.
(4) As reported on Schedule 13D, Fallen Angel Capital, LLC is the general partner of Fallen Angel Equity Fund, L.P.
(5) Represents 2,184,040 shares held by Fallen Angel Equity Fund, L.P. as reported on Schedule 13D. Mr. Goldsmith is Manager of Fallen Angel Capital, LLC, which is the general partner of Fallen Angel Equity Fund, L.P. Mr. Goldsmith disclaims beneficial ownership of the shares of Common Stock held by Fallen Angel Equity Fund, L.P.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

     The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998, and 1997, of the following persons (i) each person who served as Chief Executive Officer during the year ended December 31, 1999, (ii) the only other executive officer of the Company in office at December 31, 1999 who earned more than $100,000 in salary and bonus in fiscal 1999 (collectively, the "Named Executive Officers"), and (iii) two former executive officers of the Company who were not employed by the Company on December 31, 1999, but otherwise would have been named executive officers.


                          SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                       Annual Compensation                Compensation
                             ------------------------------------         -------------
                                                                            Securities
      Name and                                                              Underlying            All Other
 Principal Position          Year      Salary ($)      Bonus ($)       Options (# of shares)   Compensation ($)
 ------------------          ----     -----------     -----------      --------------------    ----------------
Zack B. Bergreen             1999       $300,000             --                   --              $74,800(1)
Chairman of the Board,       1998        300,000             --                   --               69,600(1)
President and Chief          1997        300,000             --                   --               52,200(1)
Executive Officer

Bruce R. Rusch               1999        128,390             --              500,000(2)                --
Former President and
Chief Executive (2)

John G. Phillips             1999        147,000          5,000                   --                   --
FormerVicePresident and      1998        134,375         10,000              122,500(3)                --
Chief Financial
Officer (3)
                             1997        111,979          5,000               97,500(4)                --

Charles D. LaMotta           1999        143,787(5)      15,000                   --              112,500(5)
Former President and         1998        179,487        $75,000              600,000(5)
Chief Operating
Officer(5)

R. Scott Sander              1999        100,977(6)      35,100                   --               35,000(6)
Former Vice President,       1998         90,102         32,204              200,000(6)                --
Sales, North America(6)

(1) Reprsents premiums for term, split-dollar life insurance paid by the Company on behalf of the Named Executive Officer.
(2) Mr. Rusch joined the Company on August 9, 1999, and his employment was terminated in May 2000. Upon termination, 437,500 options, representing the unvested portion of this grant, were cancelled.
(3) Represents an option granted in 1998 to purchase 25,000 shares of Common Stock, which was repriced later in 1998 (and therefore counted twice for purposes of this table) and other options to purchase 72,500 shares, which were repriced in 1998. The Commission's regulations require that repriced options be reported as new grants in the year of repricing. Mr. Philips' employment with the Company terminated in June 2000.
(4) Includes options granted in 1997 to purchase 50,000 shares of Common Stock, and options to purchase an aggregate of 47,500 shares of Common Stock that were repriced separately in 1997. The Commission's regulations require that repriced options be reported as new grants in the year of repricing.
(5) Represents an option granted in 1998 to purchase 300,000 shares of Common Stock, which was repriced later in 1998 (and therefore counted twice for purposes of this table). The Commission's regulations require that repriced options be reported as new grants in the year of repricing. Mr. LaMotta resigned from the Company in July 1999 and received $112,500 during 1999 as severance.

(6) Represents an option granted in 1998 to purchase 100,000 shares of Common Stock, which was repriced later in 1998 (and therefore counted twice for purposes of this table). The Commission's regulations require that repriced options be reported as new grants in the year of repricing. Mr. Sander resigned from the Company in September 1999 and received $35,000 during 1999 as severance.

Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers:


                                                         Individual Grants
                                       --------------------------------------------------
                                                  Percent of
                                                    Total                                           Potential Realizable Value at
                               Number of           Options                                                      Assumed
                               Securities         Granted to                                          Annual Rates of Stock Price
                               Underlying         Employees         Exercise                             Appreciation for Option
                                Options           In Fiscal          Price           Expiration                 Terms(2)
                                Granted (#)          Year           ($/Share)(1)        Date                 --------------
                                                                                                         5%($)            10%($)
                                ---------            ----           -----------         ----             -----            ------
Name
----
Zack Bergreen                      ---                ---               ---              ---              ---              ---

John C. Philips                    ---                ---               ---              ---              ---              ---

Bruce R. Rusch                 500,000(3)             52%              $2.50         7/21/2009         $887,924         $2,154,287

Charles D. LaMotta                 ---                ---               ---              ---              ---              ---

R. Scott Sander                    ---                ---               ---              ---              ---              ---


(1) The exercise price per share of each option was fixed by the Board of Directors; the fair market value per share of Common stock at the date of grant was $2.62 per share.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.
(3) Options to purchase 250,000 shares will vest in equal installments on each of the first four anniversaries of the grant date. Options to purchase an additional 125,000 shares will vest on the fifth anniversary of the date of grant, or such earlier date that the Corporation reports net income for two consecutive fiscal years, with operating income as a percentage of revenue not less than 10% in each such year. The remaining options to purchase 125,000 shares will vest on the fifth anniversary of the date of grant, subject to earlier vesting as follows: (i) 62,500 shares will vest if the average closing market price per share of the Corporation's common stock during a fiscal quarter equals or exceeds $5; and (ii) all unvested option shares of these 125,000 will vest if the average closing market price per share of the Corporation's common stock during a fiscal quarter equals or exceeds $8. Upon termination of his employment in May 2000, 437,500 options, representing the unvested portion of this grant, were cancelled.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 1999 and the year-end value of unexercised options:

                                                                                                Value of Unexercised
                               Shares                           Numbers of Unexercised        In-the-Money Options at
                             Acquired on        Value             Options at Year End                 Year End
Name                         Exercise(#)     Realized($)       Exercisable/Unexercisable    Exercisable/Unexercisable(1)
----                        -------------    -----------       -------------------------    ----------------------------
Zack B. Bergreen                 ---            ---                         ---                         ---

John G. Phillips                 ---            ---                   53,750/43,750            $  198,069/$161,219

Charles D. LaMotta               ---            ---                             0/0                            0/0

R. Scott Sander                  ---            ---                             0/0                            0/0

Bruce R. Rusch                   ---            ---                  65,664/508,500            $208,520/$1,443,738

(1) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1999 ($5.375 per share), multiplied by the number of shares underlying the option.

Employment Agreements and Severance Arrangements with Executive Officers

     The Company has not entered into employment agreements with any of its current Executive Officers. The Company reached severance agreements with former officers Messrs. Philips and Rusch, in each case with the individual receiving a lump sum payment of six months salary, in the amounts of $75,600 and $150,000 respectively, the continuation of benefits for six months beyond termination, and the retention of the laptop computer that the Company had provided.

Board Report on Executive Compensation

     This report is submitted by the Board of Directors of the Company (the "Board") because the Company did not have a Compensation Committee in 1999.
The Board is responsible for developing the compensation programs that relate to the Company's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. The Board also oversees the general compensation structure for all of the Company's employees. In addition, the Board currently administers the Company's 1991 Amended Non-Qualified Stock Option Plan, 1994 Amended Stock Option Plan, 1995 Amended Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1998 Stock Option Plan and 1995 Employee Stock Purchase Plan.

     The principal objective of the Company's executive compensation program is to enhance the Company's short-term and long-term financial results for the benefit of the Company's stockholders. To achieve this objective, the Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning their financial interests with those of the Company's stockholders by providing a competitive compensation package based on corporate and individual performance. In addition, the Company performs periodic reviews of its executive compensation program to confirm the competitiveness of its overall executive compensation package as compared with companies which compete with the Company for prospective employees possessing skills necessary for developing, manufacturing and marketing successful high technology products and associated services.

     Compensation under the Company's executive compensation program consists of three principal elements: (i) cash compensation in the form of base salary, (ii) annual incentive compensation in the form of cash bonuses, and (iii) long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Company's 1995 Employee Stock Purchase Plan, and a 401(k) profit sharing plan with matching Company contributions, which are available to all employees of the Company.

     Base Salary. Compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Board believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Board seeks to align total executive compensation levels with corporate performance. Accordingly, base salary levels are set at what the Board believes are at the low-end of base salaries paid to executive officers with comparable qualifications, experience and responsibilities at similar companies, while endeavoring to provide relatively higher incentive award opportunities. In addition, the Board generally takes into account such factors as (i) the Company's past financial performance and future expectations, (ii) business unit performance and future expectations,
(iii) individual performance and experience and (iv) past salary levels. The Board does not assign relative weights or rankings to these factors, but instead makes an informed, but ultimately subjective, determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's executive officers other than the Chief Executive Officer are made by the Board near the beginning of each calendar year based on recommendations of the Chief Executive Officer.

     Fiscal 1999 base salaries were determined after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Board in determining total compensation to each executive officer. Base salary levels for each of the Company's executive officers, other than the Chief Executive Officer, were also based strongly upon evaluations and recommendations made by the Chief Executive Officer. The Board of Directors believes that fiscal 1999 base salary levels for each of the Named Executive Officers named in the Summary Compensation Table were slightly below the median salary levels for the comparable position with respect to each such executive officer at comparable companies.

     Incentive Compensation. Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon the Company's performance according to predetermined standards and formulas. Additional bonuses may be awarded during the fiscal year to reward an executive officer for superior individual or business-unit performance. In 1999, because the Company was not profitable, no cash bonuses were awarded based on Company performance however, certain Named Executive Officers received bonuses for individual or business-unit performance. Mr. Sander, the Company's former Vice President of Sales and an executive officer received a bonus in the form of cash commissions of $35,100 based on the achievement of Company sales targets. Mr. LaMotta, the Company's former President and Chief Operating Officer also received a bonus of $15,000 for achievement of certain personal objectives according to the terms of his employment offer letter. In addition, Mr. Phillips received $5,000 for his efforts in connection with the sale of the Company's Abalon AB subsidiary in 1999.

     Stock Options. Stock options are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance, and to assist in the recruitment, motivation and retention of key professional and managerial personnel. Long-term incentive compensation in the form of stock options enables officers to share in the appreciation of the value of the Company's Common Stock. The Board of Directors believes that such long-term stock option participation more closely aligns the interests of the executive officers with those of the stockholders by encouraging executive officers to enhance the value of the Company. In addition, the Board of Directors believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer-term view that may support the retention of key executive officers.

     The Company's stock option plans have been administered by the Board since January 1997. The Board periodically grants new options to provide continuing incentives for future performance. When establishing stock option grant levels, the Board considers existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current price of the Company's Common Stock.

     During the fiscal year ended December 31, 1999, options to purchase 500,000 shares of Common Stock were awarded to the Company's Chief Executive Officer at an exercise price per share slightly below the fair market value of the Common Stock. For additional information regarding the grant of options, see the table under the heading "Option Grants in Last Fiscal Year."

     Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers an employee stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a variety of funds on a pre-tax basis and includes partially matching Company contributions. The Company also maintains insurance and other benefit plans for its employees.

     Compensation of Chief Executive Officer. In fiscal 1999, the Company's then President and Chief Executive Officer, Zack B. Bergreen, received total salary of $300,000. Mr. Bergreen's base compensation, which has not increased since 1994, was based on an assessment of salaries believed by the Board to be paid to chief executive officers at comparable companies, as well as an assessment of Mr. Bergreen's qualifications, performance and expected contributions to the Company's future growth. Mr. Bergreen received no cash bonus or stock option awards during or with respect to fiscal 1999. In August 1999, Bruce R. Rusch succeeded Mr. Bergreen as President and Chief Executive Officer at the same salary level Mr. Bergreen had been receiving. The Board set Mr. Rusch's salary level based on an assessment of salaries believed by the Board to be paid to chief executive officers at comparable companies, an assessment of Mr. Rusch's qualifications, performance and expected contributions to the Company's future growth and the compensation previously paid to Mr. Bergreen.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to any of the executive officers, unless certain requirements are met. The Board has considered these requirements and the related regulations. It is the present intention of the Board that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation shall be deductible for federal income tax purposes.

     Respectfully submitted by the following Members of the Board of Directors.

                         Zack B. Bergreen
                         Barry M. Goldsmith
                         Adrian Peters
                         Isidore Sobkowski

Board Interlocks and Insider Participation

     No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a Director of the Company. Other than Messrs. Bergreen, LaMotta and Rusch, no person who served as a member of the Board was, during the fiscal year ended December 31, 1999, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Messrs. Bergreen, LaMotta and Rusch did not participate in any Company determination of their own personal compensation matters.

Compensation of Directors

     Directors who are not employees of the Company receive a fee of $1,000 for attendance at each regular and special meeting of the Board of Directors, and are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Non-Employee Directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock of the Company. Shares of Common Stock in lieu of cash compensation are acquired at the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone. Non-employee Directors are also eligible to receive annual stock option grants under the Company's 1995 Non-Employee Director Stock Option Plan. Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on July 27, 1995 through December 31, 1999, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company's Standard Industrial Classification (SIC) Code 7372-Prepackaged Software and (ii) the Nasdaq Market Index. The comparison assumes that $100 was invested on July 27, 1995 in the Company's Common Stock at the initial public offering price and in each of the foregoing indices, and assumes reinvestment of dividends, if any.


                                    [GRAPH]


Index Description                 07/27/95        12/31/95        12/31/96        12/31/97        12/31/98         12/31/99
Astea International Inc.            100.00          152.50           37.93           12.73           11.27            35.87
SIC Code Index                      100.00          106.67          141.79          180.47          303.26           566.91
Nasdaq Market Index                 100.00          102.74          127.67          156.17          220.26           388.48

                          RELATED PARTY TRANSACTIONS

     On January 1, 2000, Mr. Bergreen entered into a consulting agreement with the Company at an annual amount of $354,000, along with split dollar life insurance benefits and indemnification for tax liabilities relating to the time periods prior to August 1995 when the Company was taxed as an S corporation. The consulting agreement was appended as an exhibit to the Form 10 K/A filed April 28, 2000. Mr. Bergreen has since resumed the positions of President and Chief Executive Officer, as of June 2000. The Company is presently in negotiation with Mr. Bergreen for the settlement of the consulting agreement and the execution of a new employment agreement.


                                  PROPOSAL 2

                    RATIFICATION AND SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the Company's accountants since March 1995. It is expected that a member of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1999 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received by the Company's Secretary not later than March 16, 2001. Any such proposal must comply with the rules and regulations of the Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 455 Business Center Drive, Horsham, Pennsylvania 19044,
Attention: Secretary. In addition, the execution of a proxy solicited by the Company in connection with the 2001 Annual Meeting of Stockholders shall confer on the designated proxyholder discretionary voting authority to vote on any shareholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice before March 16, 2001.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional renumuration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K/A INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, ASTEA INTERNATIONAL, 455 BUSINESS CENTER DRIVE, HORSHAM, PENNSYLVANIA 19044.

                            ASTEA INTERNATIONAL INC.
                    Proxy for Annual Meeting of Stockholders
                                 August 24, 2000
                       Solicited by the Board of Directors

     The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated July 24, 2000 and hereby appoints Zack B. Bergreen and Fredric Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Company at 455 Business Center Drive, Horsham, Pennsylvania 19044, on August 24, 2000 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof:



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1. To elect four (4) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     | | FOR all nominees listed below            | |  WITHHOLD
         (except as indicated below)

         If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

     Nominees: Zack B. Bergreen, Barry M. Goldsmith, Adrian A. Peters, and Isidore Sobkowski

2. To ratify the selection of the firm of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000

     | | FOR               | | AGAINST            | | ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY.

                                             Dated:                     , 2000
                                                   --------------------

                                             ---------------------------------
                                                       (Signature)

                                             ---------------------------------
                                                       (Signature)

                                                  (This Proxy should be marked,
                                             dated and signed by the
                                             stockholders(s) exactly as his or
                                             her name appears hereon, and
                                             returned promptly in the enclosed
                                             envelope. Persons signing in a
                                             fiduciary capacity should so
                                             indicate. If shares are held by
                                             joint tenants or as community
                                             property, both should sign.)